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                             TAMPA ELECTRIC COMPANY

                                  $250,000,000

                              6.875% Notes due 2012

                             UNDERWRITING AGREEMENT

                                                                   June 20, 2001

To the Underwriters set forth
on Schedule A hereto

Ladies and Gentlemen:

     Tampa Electric Company, a Florida corporation (the "COMPANY"), proposes subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in SCHEDULE A hereto (the "UNDERWRITERS") an aggregate principal amount of $250,000,000 of 6.875% Notes due 2012 (the "NOTES") (as more fully described in SCHEDULE B hereto). The Notes will be issued pursuant to an indenture dated as of July 1, 1998 (the "BASE INDENTURE") between the Company and The Bank of New York, as trustee (the "INDENTURE TRUSTEE"), as amended and supplemented by the third supplemental indenture dated as of June 15, 2001 (the Base Indenture, as so supplemented and amended, being referred to herein as the "INDENTURE").

     The Company understands that the Underwriters propose to make a public offering of the Notes as soon as Banc of America Securities LLC (the "REPRESENTATIVE") deems advisable after this Agreement has been executed and delivered.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

          (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

               (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 ACT"). The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on such Form (File No. 333-55090), which has become effective (including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), for the registration under the 1933 Act of the Notes. Such registration statement meets the requirements set forth in


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Rule 415(a)(1)(x) under the 1933 Act and complies in all other respects with said Rule, and as amended at the date of this Agreement, including the exhibits thereto, is hereinafter called the "REGISTRATION STATEMENT". The form of prospectus to be used in connection with the issuance and sale of the Notes included in such Registration Statement is hereinafter called the "BASIC PROSPECTUS"; the form of prospectus supplement included in such Registration Statement, or, if the Company files with the Commission a subsequent prospectus supplement to be used in connection with the issuance and sale of the Notes in accordance with Rule 424(b) under the 1933 Act, such subsequent prospectus, is hereinafter called the "PROSPECTUS SUPPLEMENT"; and the Basic Prospectus, as supplemented by the Prospectus Supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is hereinafter called the "PROSPECTUS". Any reference herein to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), on or before the date of this Agreement, or the issue date of the Basic Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Basic Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (ii) NO MISSTATEMENTS OR OMISSIONS. As of the date hereof, when the Prospectus is first filed or transmitted for filing pursuant to Rule 424(b) under the 1933 Act, when, prior to the Closing Time (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Time, (i) the Registration Statement, as then amended as of any such time, the Prospectus, as then amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the "1939 ACT"), and the 1934 Act and the respective rules and regulations thereunder, and (ii) neither the Registration Statement, as then amended as of such time, nor the Prospectus, as then amended or supplemented as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the applicable trustees or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement and the Prospectus.

               (iii) STATUS OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida,


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and has the power and authority to enter into and perform its obligations under this Agreement and the Indenture and to own its property and conduct its business as described in the Prospectus.

               (iv) AUTHORIZATION OF COMPANY AGREEMENTS. The Notes and the Indenture (collectively, the "TRANSACTION DOCUMENTS") have each been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company, and, in the case of the Notes, when validly issued by the Company and validly authenticated and delivered by the Indenture Trustee, and, in the case of the Indenture, when validly executed and delivered by the Indenture Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Indenture has been duly qualified under the 1939 Act; the Notes are entitled to the benefits of the Indenture; and the Transaction Documents will conform in all material respects to the descriptions thereof in the Prospectus.

               (v) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

               (vi) ABSENCE OF DEFAULTS AND CONFLICTS. The Company is not in violation of its charter, by-laws or other organizational documents. The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not have a material adverse effect on the condition, financial or otherwise, or in the results of operations or business affairs of the Company, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of their assets, properties or operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or


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any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

               (vii) ABSENCE OF PROCEEDINGS. Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, or any of the Company's properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

               (viii) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company.

               (ix) ABSENCE OF FURTHER REQUIREMENTS. No filing, registration or qualification with, or authorization, approval, consent, license, order or decree of, any court or governmental authority or agency, including the Florida Public Service Commission, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or made or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder (the "1933 ACT REGULATIONS") or state securities laws.

               (x) QUALIFICATION. The Company is duly qualified as a foreign corporation in all jurisdictions where it owns or leases substantial real properties or in which the conduct of its business requires qualification as a foreign corporation and in which the failure to so qualify could have a Material Adverse Effect.

               (xi) FINANCIAL STATEMENTS. The financial statements of the Company, together with related notes, incorporated in the Registration Statement and the Prospectus present fairly, in accordance with generally accepted accounting principles consistently applied (except as stated therein and except the notes to the interim financial statements), the financial position and the results of operations of the Company, its consolidated subsidiaries and its predecessors at the dates and for the respective periods to which they apply.

               (xii) AUDITORS. PricewaterhouseCoopers LLP, who have certified financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

               (xiii) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").


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               (xiv) CUBA. The Company and its subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               (xv) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS, CLOSING.

          (a) NOTES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price and with the terms set forth in SCHEDULE B, the principal amount of Notes set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

          (b) PAYMENT. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of the Representative, or at such other place as shall be agreed upon by the Representative and the Company at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

     Payment shall be made by the Representative to the Company by wire transfer of immediately available or next day funds as set forth in SCHEDULE B to a bank account(s) designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase.

          (c) DENOMINATIONS; REGISTRATION. The Notes shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The Notes will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. Subject to Section 3(b), it will prepare the Prospectus in a form approved by the Representative and file such Prospectus (pursuant to Rule 424(b) within the time prescribed under Rule 424(b) or Rule 430(A)(3), as the case may be) and will notify the Representative immediately, and


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confirm the notice in writing, (i) when any post-effective amendment to the
Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. It will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. It will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. It will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. It has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, one originally signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one originally signed copy of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUSES. It has delivered to each Underwriter, without charge, as many copies of each Prospectus relating to the Notes as such Underwriter reasonably requested, and it hereby consents to the use of such copies for purposes permitted by the 1933 Act. It will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


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          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. It will comply with the
1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations thereunder (the "1934 ACT REGULATIONS") so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, it will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and it will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. It will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; PROVIDED, HOWEVER, that it shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, it will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) RULE 158. It will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) USE OF PROCEEDS. It will cause the net proceeds received by it from the sale of the Notes to be used in the manner specified in the Prospectus under "Use of Proceeds".

          (i) RESTRICTION ON SALE OF NOTES. During the period of thirty (30) days following the Closing Time, it will not, without the prior written consent of the Representative on behalf of the Underwriters, sell or contract to sell or announce the offering of, any securities of the Company with characteristics and terms similar to those of the Notes; PROVIDED, HOWEVER, that the Company may redeem, repurchase or remarket the Remarketed Notes due 2038 issued on July 31, 1998 in the original principal amount of $50,000,000.


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          (j) REPORTING REQUIREMENTS. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will file or cause to be filed all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. PAYMENT OF EXPENSES.

          (a) EXPENSES. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Forms T-1) as originally filed and of each amendment thereto, (ii) the printing and reproduction of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes,
(iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith (which fees and disbursements of counsel for the Underwriters shall not exceed $5,000),
(vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the trustees in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes, and (ix) the fees and expenses incident to the performance of the Company's other obligations hereunder.

          (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

          (b) OPINIONS OF COUNSEL FOR THE COMPANY.


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               (i) At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Palmer & Dodge LLP, outside counsel for the Company, satisfactory in form and substance to the Representative and to the effect that:

                    (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

                    (2) The Agreement has been duly authorized, executed and delivered by the Company.

                    (3) The Transaction Documents have each been duly authorized, executed and delivered by the Company; the Notes, when validly authenticated and delivered by the Indenture Trustee, will be validly issued; the Transaction Documents, when validly authenticated, executed and delivered by the Indenture Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Notes are entitled to the benefits of the Indenture.

                    (4) The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                    (5) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the applicable trustees), comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

                    (6) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom) when they became effective or were filed with the Commission, as the case may be, complied as to form at the time of such effectiveness or filing in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                    (7) No filing, registration, or qualification with, or authorization, approval, consent, license, order, or decree of, any court or governmental authority


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or agency (other than under the 1933 Act and the 1933 Act Regulations and the
1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which such counsel expresses no opinion) is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Indenture or for the offering, issuance, sale or delivery of the Notes, except such as have been already obtained or made.

                    (8) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 or any of the Company's Forms 10-Q and 8-K filed subsequent thereto, nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company, (ii) any applicable law, statute, rule, or regulation, or (iii) any judgment, order, writ or decree known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

                    (9) The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                    (10) The Indenture has been duly qualified under the 1939
Act.

                    (11) The statements made in the Prospectus under the captions "Description of the Notes" and "Description of Debt Securities," insofar as such statements purport to constitute a summary of the terms of any of the Transaction Documents, constitute accurate summaries thereof in all material respects.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Time, or any amendment or supplement thereto, as of its issue date or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Forms T-1 or the financial statements, including the notes thereto, or other financial data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that its


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belief is based upon procedures set forth therein satisfactory to the
Underwriters but is without independent check and verification.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, representatives of the applicable trustees and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of Florida and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq.

               (ii) At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Sheila M. McDevitt, Esq., Vice President-General Counsel of the Company, satisfactory in form and substance to the Representative and to the effect that:

                    (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                    (2) The Agreement has been duly authorized, executed and delivered by the Company.

                    (3) The Transaction Documents have each been duly authorized, executed and delivered by the Company; the Notes, when validly authenticated, and delivered by the Indenture Trustee, will be validly issued; the Transaction Documents, when validly authenticated, executed and delivered by the Indenture Trustee, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    (4) All descriptions in the Registration Statement of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                    (5) No filing, registration, or qualification with, or authorization, approval, consent, license, order, or decree of, any court or governmental authority or agency, including the Florida Public Service Commission (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which such counsel expresses no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or the Indenture or for the offering, issuance, sale or delivery of the Notes, except such as have been already obtained or made.

                    (6) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use Of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 or any of the Company's Forms 10-Q and 8-K filed subsequent thereto, nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company, (ii) any applicable law, statute, rule, or regulation, or (iii) any judgment, order, writ or decree known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Time, or any amendment or supplement thereto, as of its issue date or as of the Closing Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the Forms T-1 or the financial statements, including the notes thereto, or other financial data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Representative but is without independent check and verification.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent she deems proper, on certificates of responsible officers of the Company, representatives of the applicable trustees and public officials.

          (c) OPINION OF COUNSEL FOR THE UNDERWRITERS. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Ropes & Gray, the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the Representative may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of the State of New York, upon the opinions of counsel satisfactory to the

Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, certificates of representatives of the applicable trustees and certificates of public officials.

          (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

          (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representative shall have received from the Company's independent public accountants a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representative shall have received from the Company's independent public accountants a letter, dated as of Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) MAINTENANCE OF RATING. At Closing Time, the Notes shall be rated by each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and Fitch, Inc. as set forth in SCHEDULE B hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company's other debt securities.

          (h) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (i) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION.

          (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned); and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Notes which are the subject thereof if such Underwriter did not send or deliver to such person a copy of the Prospectus, as amended or supplemented, excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus, as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) INDEMNIFICATION OF THE COMPANY, DIRECTORS AND OFFICERS. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative specifically for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) ACTIONS AGAINST PARTIES, NOTIFICATION. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Notes as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter in writing through the Representative and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Notes set forth opposite their respective names in SCHEDULE A hereto and not joint.

SECTION 8. SURVIVAL.

     The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes to the Underwriters and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

SECTION 9. TERMINATION OF AGREEMENT.

          (a) TERMINATION; GENERAL. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and PROVIDED, FURTHER that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at the addresses set forth on Schedule B; notices to the Company shall be directed to it at 702 North Franklin Street, Tampa, Florida 33602, Facsimile: (813) 228-1328, Attention: Secretary.

SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers, directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that the only information provided by any Underwriter to the Company through the Representative specifically for use in the Registration Statement or Prospectus shall be the statements contained in the second paragraph, the third sentence of the third paragraph and the fifth paragraph under the heading "Underwriting" in the Prospectus.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                                   Very truly yours,

                                   TAMPA ELECTRIC COMPANY


                                   By: /s/ Gordon L. Gillette
                                       -----------------------------------------
                                       Name: Gordon L. Gillette
                                       Title: Senior Vice President-Finance and
                                                  Chief Financial Officer

     The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BANC OF AMERICA SECURITIES LLC


By: /s/ Lynn McConnell
    -------------------------------
    Managing Director

     For themselves and the other Underwriters named in SCHEDULE A to the foregoing Agreement.

                                   SCHEDULE A


UNDERWRITER                                                                PRINCIPAL AMOUNT
-----------                                                                ----------------

Banc of America Securities LLC ...............................               $150,000,000
BNP Paribas Securities Corp. .................................                 25,000,000
Scotia Capital (USA) Inc. ....................................                 25,000,000
TD Securities (USA) Inc. .....................................                 25,000,000
Westdeutsche Landesbank Girozentrale .........................                 25,000,000
                                                                             ============

         Total ...............................................               $250,000,000

                                   SCHEDULE B

TITLE: 6.875% Notes due 2012

AGGREGATE PRINCIPAL AMOUNT: $250,000,000

INTEREST PAYMENT DATES: June 15 and December 15 of each year, beginning December 15, 2001.

MATURITY: June 15, 2012

OPTIONAL REDEMPTION: The Notes will be redeemable, at the option of the Company, in whole or in part from time to time, at the redemption prices described in the Prospectus under the heading "Description of the Notes--Optional Redemption". The Notes may not be redeemed at any time at the option of the holders.

RATING: Moody's Investors Service, Inc.:  A1
        Standard & Poor's Ratings Services:  A
        Fitch, Inc.:  AA-

PURCHASE PRICE: 98.928%

CLOSING: 9:00 A.M. on June 25, 2001, at the offices of Palmer & Dodge LLP, in Boston, Massachusetts, in Federal (same day) funds.

SETTLEMENT AND TRADING: Book-Entry Only via the Depository Trust Company ("DTC"). The Notes will trade in DTC's Same Day Funds Settlement System.

NOTICES: Notices to be given to the Underwriters should be directed to the Representative as follows:

                    Banc of America Securities LLC
                    Bank of America Corporate Center
                    100 North Tryon Street
                    Charlotte, NC 28255
                    Attn: Lynn T. McConnell

                    with a copy of any notice pursuant to Section 6(c) to:

                    Bank of America Securities LLC
                    100 North Tryon Street
                    Charlotte, NC 28255
                    Attn: Legal Department